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INTERACTIVE MOTORSPORTS' ANNOUNCES $1 MILLION IN FOURTH QUARTER EARNINGS AND
POSITIVE EARNINGS AND OPERATING PROFIT FOR 2004

         INDIANAPOLIS (March 11, 2005) - Interactive Motorsports and Entertainment Corporation (OTCBB:IMTS) today announced 2004 fourth quarter net income of $1,088,901 on revenues of $2,369,249 compared to a net loss of $1,259,702 on revenues of $1,800,960 for the fourth quarter of 2003. Approximately $1.5 million of the 2004 revenue is attributable to the previously announced sale of 34 of its simulators to an unrelated third party. For additional information regarding the sale, see the Form 8K filed with the Securities and Exchange Commission on January 6, 2005.

         For the year ended December 31, 2004, net income was $8,869 on revenues of $7,071,834 compared to a net loss of $3,525,581 on revenues of $7,557,978 for the year ended December 31, 2003. The company reported an operating profit for the year 2004 of $363,286, including the gain from the fourth quarter simulator sale. The company plans to file its Form 10K with the Securities and Exchange Commission the week of March 21, 2005.

         Interactive Motorsport's NASCAR Silicon Motor Speedway racing centers offer its customers the most realistic and entertaining NASCAR race simulation in the world. Perfect Line has integrated sophisticated proprietary racing simulator technology with an exclusive NASCAR license for location-based entertainment and licenses for popular NASCAR tracks and teams.


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For more information on IMTS, visit www.SMSonline.com
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Forward-looking statements
Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Interactive Motorsports and Entertainment Corporation, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the outlook of the economy and the effect on future revenues, access to and cost of capital, uncertainty of new product development, competition, and dependence on updated technology and licenses and leases.

Contact
Steve Wagoner: InvestorRelations@SMSonline.com; (800) 766-2782
Investor Relations on the web:http://www.SMSonline.com/company/inv_rel_index.asp

              Interactive Motorsports and Entertainment Corporation
                                  (OTCBB:IMTS)
        Corporate Office: 5624 West 73rd Street o Indianapolis, IN 46278
                     Phone: 317-295-3500 o Fax: 317-298-8924
                                www.SMSonline.com